UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

SKULLCANDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250

Park City, Utah 84098

(Address of principal executive offices, including zip code)

(435) 940-1545

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement Amendment

On August 3, 2016, Skullcandy, Inc., a Delaware corporation (the “Company”), Incipio, LLC, a Delaware limited liability company (“Parent”), and Powder Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an amendment (the “Merger Agreement Amendment”) to that certain Agreement and Plan of Merger, dated as of June 23, 2016 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub.

Pursuant to the Merger Agreement Amendment, among other things, the offer price was increased from $5.75 to $6.10 per share net to the holders thereof, in cash, without interest, less any applicable tax withholding. Under the terms of the Merger Agreement Amendment, the termination fee remained 3.5% of the transaction value, resulting in a termination fee equal to $6.6 million. Other than as expressly modified by the Merger Agreement Amendment, the Merger Agreement remains in full force and effect as originally executed.

The foregoing description of the Merger Agreement Amendment is not complete and is qualified in its entirety by reference to the Merger Agreement Amendment, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

Amendment to Rights Agreement

The information set forth under “Item 3.03. Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into an amendment to the Rights Agreement is incorporated into this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders

On August 3, 2016, the Board of Directors of the Company adopted, and the Company entered into, an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated June 27, 2016 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent.

The Rights Agreement Amendment modifies the existing terms of the Rights Agreement to render the definition of “Beneficial Owner,” “Beneficial Ownership” or “Beneficially Owns” under the Rights Agreement inapplicable to any Person or Related Persons (each as defined in the Rights Agreement) who acquires shares of Company common stock solely as a result of any merger or other acquisition agreement between the Company and such Person or the consummation of any transactions contemplated thereby, or any such tender, voting or support agreement in connection therewith, or any transactions contemplated thereby, if, prior to such Person acquiring those shares, the Board has approved such merger or other acquisition agreement, or such tender, voting or support agreement.

The foregoing description of the Rights Agreement Amendment is not complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On August 3, 2016, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement Amendment and the determination by the Board of Directors of the Company that the proposal from Mill Road Capital Management LLC, dated July 28, 2016, was no longer deemed a Superior Proposal. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1, dated as of August 3, 2016, to the Agreement and Plan of Merger, dated as of June 23, 2016, by and among Skullcandy, Inc., Incipio, LLC and Powder Merger Sub, Inc.

4.1	First Amendment, dated August 3, 2016, to the Rights Agreement, by and between Skullcandy, Inc. and Computershare Trust Company, N.A.

99.1	Joint Press Release, dated August 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skullcandy, Inc.

Date: August 3, 2016	/s/ Patrick Grosso
	Name:	Patrick Grosso
	Title:	Vice President, Strategic Initiatives and Corporate Affairs, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1, dated as of August 3, 2016, to the Agreement and Plan of Merger, dated as of June 23, 2016, by and among Skullcandy, Inc., Incipio, LLC and Powder Merger Sub, Inc.

4.1	First Amendment, dated August 3, 2016, to the Rights Agreement, by and between Skullcandy, Inc. and Computershare Trust Company, N.A.

99.1	Joint Press Release, dated August 3, 2016.